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                                                                    Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The Gap, Inc. on Form S-3 of our report dated February 23, 2000, appearing in the Annual Report on Form 10-K of The Gap, Inc. for the year ended January 29, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

San Francisco, California
January 31, 2001